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                                                                    Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 4, 2000 and November 16, 1998 included in Modem Media, Inc.'s Form 10-K for the year ended December 31, 1999, and to all references to our Firm included in this registration statement.


                                                  /s/ Arthur Andersen LLP

Stamford, Connecticut
September 15, 2000